Exhibit 99.1

FARO Announces Board of Director Changes

LAKE MARY, FL, January 19, 2023 - FARO® (Nasdaq: FARO), a global leader of 3D measurement, imaging and realization solutions for the 3D Metrology, AEC (Architecture, Engineering & Construction), and Public Safety Analytics markets, today announced the appointment of Jawad Ahsan to its Board of Directors effective February 1, 2023, the planned retirement of long-time Board member, Stephen Cole, and the appointment of Alex Davern as the Chair of the Company’s Audit Committee in connection with Mr. Cole’s upcoming retirement.

Appointment of Jawad Ahsan to the FARO Board of Directors

Mr. Ahsan has held numerous senior financial leadership positions at General Electric Company (NYSE: GE) and most recently as the Chief Financial Officer of Axon Enterprises, Inc. (Nasdaq: AXON), where he was instrumental in Axon’s successful transition to providing hardware-software solutions.

“I’m pleased to welcome Jawad to FARO’s Board of Directors” said Michael Burger, FARO’s Chief Executive Officer. “Axon’s successful transition from a hardware focused company to a hardware-enabled solutions company is very similar to the strategic transition we have initiated at FARO. His experience and counsel will be invaluable as we continue our journey.”

Mr. Ahsan’s appointment to the Board will become effective on February 1, 2023. He will be in the class up for reelection at FARO’s 2024 annual shareholders meeting.

Retirement of Stephen Cole and appointment of Alex Davern to Audit Committee Chair

After 23 years of providing guidance and direction to FARO’s management teams and most recently as the Chair of the Audit Committee, Stephen Cole has announced he will not seek re-election to the Board of Directors when his term expires at FARO’s 2023 annual shareholders meeting.

In preparation for Mr. Cole’s retirement, Alex Davern, who joined FARO’s Board of Directors in 2021, assumed the role of Audit Committee Chair.

“I want to thank Steve for his dedication and tireless contributions to FARO. His insightful advice has enabled the success of FARO as the Company transitioned from a small enterprise with an interesting product idea to the launch of transformational products that allowed FARO to pioneer customer applications in 3D measurement," said Yuval Wasserman, Chair of the FARO Board of Directors. “I’m pleased that Alex Davern’s experience, both as the Chief Executive Officer and Chief Financial Officer of National Instruments as well as his active role as a Board Member of FARO over the last 18 months, led to a seamless transition as he assumed the Audit Committee Chair position earlier in January.”

About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the performance of FARO and its Board of Directors. Such forward-looking statements may be identified by the use of the following words (among others): "believes," "expects," "may," "will," "plan," "should" or "anticipates," or comparable words and their negatives. These forward-looking statements are not guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from the expectations contained in these statements. For a discussion of such risks and uncertainties, please see Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that was filed on February 16, 2022, with the Securities and Exchange Commission (“SEC”), as well as in other documents FARO files from time to time with the SEC. FARO assumes no obligation to update any forward-looking statements contained in this press release in the event of changing circumstances or otherwise, and such statements are current only as of the date they are made.

Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180